EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statements File Nos. 33-35023, 33-38616, 333-00187, 333-73155, 333-77061, 333-42729, 333-33200, 333-37350, 333-50880, 333-89190 and 333-105964 of MGM MIRAGE of our report dated January 28, 2004, except for Note 18, as to which the date is February 10, 2004, appearing in this Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 13, 2004